UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code	541-618-6003

(Former name or former address, if changed since last report)

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On May 26, 2011, PremierWest Bancorp held its annual meeting of shareholders.
(b)	At the annual meeting, shareholders approved each of the following matters, with the votes on each matter as set forth below:

1.	To elect directors of PremierWest Bancorp for the ensuing year.

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
John L. Anhorn	3,396,452	170,928	-	4,856,083
Richard R. Hieb	3,412,557	154,823	-	4,856,083
James M. Ford	3,376,438	190,942	-	4,856,083
John A. Duke	3,387,178	180,202	-	4,856,083
Patrick G. Huycke	3,123,503	443,877	-	4,856,083
Rickar D. Watkins	3,408,712	158,668	-	4,856,083
Brian R. Pargeter	3,408,093	159,287	-	4,856,083
Dennis N. Hoffbuhr	3,417,400	149,980	-	4,856,083
Thomas R. Becker	3,419,140	148,240	-	4,856,083
James L. Patterson	3,307,559	259,821	-	4,856,083
John B. Dickerson	3,424,462	142,918	-	4,856,083
Georges C. St Laurent, Jr.	3,432,591	134,789	-	4,856,083

2.	To consider an advisory vote on the executive compensation for our named executive officers.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Advisory vote on executive compensation	3,164,289	363,401	39,690	4,856,083

3.	To approve 2011 Stock Incentive Plan.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Approval of the 2011 Stock Incentive Plan	3,063,864	463,122	40,394	4,856,083

4.	To ratify the appointment of Moss Adams LLP as our Independent Registered Public Accountants for the year ending December 31, 2011.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Ratification of auditor appointment	8,315,662	82,380	30,074	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2011	PREMIERWEST BANCORP (Registrant) By: /s/ Douglas N. Biddle Douglas N. Biddle Executive Vice President and Chief Financial Officer